FROHLING, HUDAK & MCCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                            P.O. BOX 22888
      SUITE 200                                                 NEWARK, NJ 07101
 ROSELAND, NJ 07068                                              (201) 622-2800
   (201) 226-4600
 FAX (201) 226-0969                                             Please Reply to:
                                                                [X]  Roseland
                                                                      Newark


                               September 25, 1998


Wallace M. Giakis, Chairman
Planet Entertainment Corp.
222 Highway 35 South
Middletown, NJ 07748

Gentlemen:

         We hereby consent to the use of our opinion in connection with this Registration Statement on Form SB-2.



September 25, 1998

                                        /s/ FROHLING, HUDAK & McCARTHY, P.C.
                                            ------------------------------------
                                            Frohling, Hudak & McCarthy, P.C.